UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 11, 2004

MBNA AMERICA BANK, NATIONAL ASSOCIATION

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuer of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuer of the MBNAseries Class A, Class B, and Class C notes)

(Exact name of registrant as specified in its charter)

United States	333-104089	51-0331454
State or other jurisdiction of incorporation	(Commission File Number)	IRS Employer Identification No.)

Wilmington, DE 19884-0781

(Address of principal executive office)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former Name or Address, if Changed Since Last Report)

ITEM 5. Other Events.

On August 11, 2004, the MBNA Credit Card Master Note Trust (the “Trust”) issued its MBNAseries Class B(2004-2) Notes.

ITEM 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

The following are filed as Exhibits to this Report under Exhibit 4:

4.1	Class B(2004-2) Terms Document, dated as of August 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 11, 2004

MBNA AMERICA BANK, NATIONAL
ASSOCIATION, as originator of the MBNA Master
Credit Card Trust II and MBNA Credit Card Master
Note Trust and Co-Registrant and as Servicer on
behalf of the MBNA Master Credit Card Trust II as
Co-Registrant

By:	/s/ KEVIN SWEENEY
Name:	Kevin F. Sweeney
Title:	First Vice President

Exhibit Index

Exhibit No.	Description

4.1	Class B(2004-2) Terms Document, dated as of August 11, 2004.